                                    EXHIBIT 3

                                                                      Percent of Class
                                                                        Beneficially
      Name of Reporting Person              Number of Shares              Owned(1)
-------------------------------------    -----------------------    ---------------------
Mayfield VII,
a California Limited Partnership               831,671  (2)                  2.3%

Mayfield VII Management Partners, a
California Limited Partnership                 831,671  (2)                  2.3%

Mayfield Associates Fund II, a
California Limited Partnership                  43,774  (3)                  0.1%

Yogen K. Dalal                                 875,445  (4)                  2.5%

F. Gibson Myers, Jr.                           875,445  (4)                  2.5%

Kevin A. Fong                                  875,445  (4)                  2.5%

William D. Unger                               875,445  (4)                  2.5%

Wendell G. Van Auken, III                      875,445  (4)                  2.5%

Michael J. Levinthal                           875,445  (4)                  2.5%

A. Grant Heidrich, III                         875,445  (4)                  2.5%

Total                                          875,445                       2.5%

(1) The respective percentages set forth in this column were obtained by dividing the number of shares by the aggregate number of outstanding shares of Common Stock as reported in the Issuer's Form 10-Q for the quarter ended September 30, 2001.

(2) Represents 831,671 shares held directly by Mayfield VII, of which Mayfield VII Management Partners is the sole General Partner.

(3)      Represents shares held directly by Mayfield Associates Fund II.

(4) The individual Reporting Persons are General Partners of Mayfield VII Management Partners, which is the General Partner of Mayfield VII. The individual Reporting Persons are also General Partners of Mayfield Associates Fund II. The individual Reporting Persons may be deemed to have shared voting and dispositive power over the shares which are or may be deemed to be beneficially owned by Mayfield VII and Mayfield Associates Fund II, but disclaim such beneficial ownership.

                              Page 17 of 17 pages.